                                                                      EXHIBIT 11

Computation of Net Income (Loss) Per Share


                                                          Year Ended

                                               -------------------------------
                                               June 28,    June 29,   June 30,
                                                 2002        2001       2000
                                               --------    --------   --------
Income (loss) from continuing operations    $  (41,924)   $ (7,827)   $ 14,461
Gain from discontinued operations                    -         177       1,063
                                            -----------   ---------   --------
Net income (loss)                           $  (41,924)   $ (7,650)   $ 15,524
                                            ===========   =========   ========

Weighted average common shares outstanding      33,710      32,905      30,039
Common share equivalents                             -           -       3,929
                                            -----------   ---------   --------
Weighted average common shares and common
share equivalents                               33,710      32,905      33,968
                                            ===========   =========   ========

Net income (loss) per share-basic:

Continuing operations                       $    (1.24)   $  (0.24)   $   0.48
Discontinued operations                           0.00        0.01        0.04
                                            -----------   ---------   --------
Net income (loss)                           $    (1.24)   $  (0.23)   $   0.52
                                            ===========   =========   ========

Net income (loss) per share-diluted:

Continuing operations                       $    (1.24)   $  (0.24)   $   0.43
Discontinued operations                           0.00        0.01        0.03
                                            -----------   ---------   --------
Net income (loss)                           $    (1.24)   $  (0.23)   $   0.46
                                            ===========   =========   ========

For fiscal years ended June 28, 2002 and June 29, 2001, common share equivalents of 1,787 and 1,334 were excluded from the diluted net loss per share calculation because they were antidilutive.